Exhibit 10.28

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), dated as of January 10, 2017, by and between American Campus Communities, Inc. (the “Company”) and Kim K. Voss (“Executive”).
WHEREAS, the Company and Executive have entered into an employment agreement dated as of May 6, 2015 (the “Employment Agreement”); and
WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, the Company and Executive agree as follows:
1.Position, Duties and Responsibilities. Section 3(a) of the Employment Agreement is amended to delete “Executive Vice President and Controller” and replace it with “Executive Vice President and Chief Accounting Officer.”
2.Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.
3.Ratification. Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.
4.Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
AMERICAN CAMPUS COMMUNITIES, INC.

By:    /s/ William C. Bayless, Jr.
    William C. Bayless, Jr.
    Chief Executive Officer

/s/ Kim K. Voss
Kim K. Voss